Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:		FOR IMMEDIATE RELEASE
Anthony W. Shurtz		January 6, 2015
Chief Financial Officer
Telephone:	(770) 394-6000
Fax:	(770) 396-6708

ROBERTS REALTY INVESTORS, INC.

ANNOUNCES ACCEPTANCE OF LISTING COMPLIANCE PLAN

BY THE NYSE MKT STOCK EXCHANGE

ATLANTA, GA – Roberts Realty Investors, Inc. (NYSE/MKT:RPI) announces that on December 31, 2014 the Company received a letter from the NYSE MKT stock exchange (the Exchange) accepting the Company’s listing compliance plan, which it submitted to the Exchange on December 5, 2014. Under the plan, the Company has until February 18, 2015 to regain compliance with the continued listing standards of the Exchange.

Mr. Anthony W. Shurtz, Roberts Realty’s Chief Financial Officer, stated: “We are pleased to receive the Exchange’s acceptance of our listing compliance plan, as submitted. We are fully engaged, in conjunction with Cherry Bekaert LLP, our current independent auditor, and CohnReznick LLP, our predecessor independent auditor, in completing the approved plan and the required filings with the SEC no later than February 18, 2015.”

The letter also notified the Company that it remained noncompliant with the continued listing standards of the Exchange due to its failure to timely file with the SEC a Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Company is also subject to periodic review of its progress by Exchange staff during the plan period, and its listing is being continued pursuant to this extension. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by February 18, 2015 could result in the Company being delisted from the Exchange. The Company and its accountants expect to complete its listing compliance plan and satisfy the continued listing standards of the Exchange before February 18, 2015.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to our intent, belief, or expectations regarding the completion of our listing compliance plan on or before February 18, 2015. These statements involve risks and uncertainties that include whether the Company and its current and former independent auditors will in fact be able to complete all of the accounting work necessary to complete the plan and make the necessary SEC filings by that date. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the sections entitled “Risk Factors” in our most recent annual report on Form 10-K, our most recent quarterly report on Form 10-Q and our definitive proxy statement filed with the SEC on December 23, 2014, for the special meeting of shareholders to be held on January 22, 2015.